Exhibit 99.1

ANNUAL SHAREHOLDERS MEETING May 18, 2017 Dick Giromini, Chief Executive Officer Wabash National Corporation

2 This presentation contains certain forward - looking statements, as defined by the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward - looking statements, including without limit, those regarding shipment outlook, Operating EBITDA, backlog, demand level expectations, profitability and earnings capacity, margin opportunities, and potential benefits of any recent acquisitions. Any forward - looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward - looking statements. Without limit, these risks and uncertainties include economic conditions, increased competition, dependence on new management, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, manufacturing capacity and cost containment risks, dependence on industry trends, access to capital, acceptance of products, and government regulation. You should review and consider the various disclosures made by the Company in this presentation and in its reports to its stockholders and periodic reports on Forms 10 - K and 10 - Q. We cannot give assurance that the expectations reflected in our forward - looking statements will prove to be correct. Our actual results could differ materially from those anticipated in these forward - looking statements. All written and oral forward - looking statements attributable to us are expressly qualified in their entirety by the factors we disclose that could cause our actual results to differ materially from our expectations. S AFE H ARBOR S TATEMENT © 2017 Wabash National, L.P. All rights reserved. Wabash®, Wabash National®, DuraPlate®, DuraPlate AeroSkirt®, Walker, Brenner® and Beall® are marks owned by Wabash National, L. P. Transcraft® and Benson® are marks owned by Transcraft Corporation.

3 W ABASH N ATIONAL C ORPORATION Our Vision, Mission and Values Drive Everything We Do Mission To provide ever - increasing value to all of our stakeholders, including customers, shareholders, associates, suppliers, and our community. Based on core values of integrity, trust and mutual respect, we will drive continuous improvement , thus assuring leadership positions in: ▪ S afety performance, ▪ P roduct innovation and quality, ▪ C ustomer satisfaction, ▪ C ommunity involvement, and ▪ A ssociate development and teamwork. Vision To be a recognized leader in the design, manufacture, and distribution of transportation and diversified industrial products and services throughout North America and in key emerging regions.

4 G ROWTH I NITIATIVES D RIVING R ECORD R ESULTS 2005 2016 Revenue Manufacturing Retail & Distribution 19% Commercial Trailer Products (CTP) Diversified Products Group (DPG) Operating Income Manufacturing Gross Profit/ Margin 16.8% 21.5% 17.6% 0% 5% 10% 15% 20% 25% CTP Consol. DPG 11.7% 8.1% 11.1% 0% 5% 10% 15% 20% 25% Mfg. Retail & Dist. Consol. $135M $ 326M 96% $80M Retail & Distribution $203M $1.2B $1.8B 81% 20% 80% 10% 90% 4% Diversified Products Group (DPG) Commercial Trailer Products (CTP) Diversification Yields Higher Margins, Less Cyclicality 2016 Records ($ mils) Gross Profit 325.5 GM % 17.6% Op Income 202.5 OI % 11.0% Operating EBITDA 253.0 Operating EBITDA % 13.7%

5 G ROWTH I NITIATIVES D RIVING R ECORD R ESULTS 2005 2016 Consolidated Revenue 2005 vs. 2016 Dry Vans All Other Products $1.8B $ 1.2B Dry Vans $1.0B (77% of Total Revenue) Dry Vans $1.2B (64% of Total Revenue) 50% Revenue Improvement with Less Dependency on Dry Vans 2013: Beall Acquisition 2006: Transcraft Acquisition 2012: Walker Group Acquisition 2008: Wabash Composites Launch and Benson Acquisition 2015: Truck Bodies Launch Key Highlights 2017: Little Falls Facility Acquisition

6 100 Most Trustworthy Companies in America 2016 C OMPANY H IGHLIGHTS New Markets. New Innovation. New Growth. Top 5 Indiana Public Company Top 25 of IW 50 Best

7 Over $1 Million to Support Our Communities 2016 C OMPANY H IGHLIGHTS Annual Supplier Conference and Charity Golf Outing September 22 – 23, 2016 New Markets. New Innovation. New Growth.

8 Earned ISO 14001:2004 Registrations at Two More Locations 2016 C OMPANY H IGHLIGHTS Frankfort Operation October 7, 2016 New! Frankfort, IN New! Harrison, AR New Markets. New Innovation. New Growth.

9 Golden Handshake Award for Supporting Diverse Businesses 2016 C OMPANY H IGHLIGHTS Supplier Diversity Development Coalition of Greater Lafayette event November 18, 2016 New Markets. New Innovation. New Growth.

10 I NNOVATIVE T ECHNOLOGY ▪ Over 200 patents and patent applications in the U.S. and globally ▪ Customer - focused engineered solutions in all of our industries & markets Our Technology Sets Us Apart from Other OEMs Conventional vs Bonded DuraPlate Sidewall Bonding Technology Molded Structural Composites (MSCs) Combining Engineered Composite Structure with Chemistry High - Strength Steels & Advanced Materials High - strength steel used in place of conventional materials

11 M OMENTUM C ONTINUES IN 2017 ▪ New operation in Little Falls, MN: 53 acres, 600,000 sq. ft. ▪ Located on the Mississippi River, approx. 100 miles from Minneapolis ▪ State - of - the - art compression molding equipment for MSC technology, bulk resin system , bulk foam s ystem Next Step in Our MSC Growth Journey Little Falls operation will serve as launch and supplier facility for MSC products

12 M OMENTUM C ONTINUES IN 2017 Safety Remains Our Number One Value and Priority TTMA Plant Safety Awards given to New Lisbon, WI, and San José Iturbide, Mexico Cadiz, KY, earned Governor’s Safety and Health Award New Markets. New Innovation. New Growth.

13 M OMENTUM C ONTINUES IN 2017 5th Consecutive! Lafayette, IN 2nd Consecutive! Cadiz, KY New! Portland, OR Demonstrating World - Class Standards New Markets. New Innovation. New Growth.

14 M OMENTUM C ONTINUES IN 2017 Swedish Steel Prize Finalist and People’s Choice Award Winner New Markets. New Innovation. New Growth.

15 Now a Diversified Industrial Manufacturer O UR I DENTITY I S S HIFTING F ROM P RIMARILY A D RY V AN M ANUFACTURER 2005 $1.2B Reefers 77% 15% 8% Parts & Service Dry Vans Dry Van Trailers Other Trailer Products Non - Trailer Products 2020 $3.0B Dry Vans Non - Trailer Other Trailer Types 2015 $2.0B 59% 26% 15% Reefers Platforms Tank Trailers Parts & Service Composite Products Process Systems Truck Bodies Dry Vans

16 O PERATIONAL E XCELLENCE ▪ Continuous improvement philosophy emphasizing manufacturing velocity and business process optimization ▪ Lean Six Sigma manufacturing approach for 14+ years Operational Excellence Enables Continuous Improvement Continuous improvement in all aspects of our business must be at the core of our very being. We must strive to be better today than we were yesterday and better tomorrow than we are today. Dick Giromini, CEO Wabash Manufacturing System

17 L ONG - T ERM G ROWTH D RIVERS Margin Expansion • Pricing discipline • Operational efficiency / lean manufacturing • Supply chain optimization Organic Growth • New end markets and geographies • Product innovations / portfolio expansion • Aftermarket parts and service capabilities Mergers & Acquisitions • Proven ability to acquire and integrate • Enhance business stability and reduce cyclicality • Operational synergies • Strategic but selective Our Three - Part Plan Will Drive Future Growth

18 C APITAL A LLOCATION S TRATEGY • Maintain liquidity to support the core business and fund growth opportunities across business cycle Liquidity • Manage net debt to maintain credit rating (BB) throughout economic cycle and position for next credit rating upgrade • Target net debt to < 3x EBITDA at cycle trough Debt Management • Return of capital to shareholders via regular quarterly dividend Dividend • Acquisitions to accelerate our corporate growth strategy consistent with our acquisition criteria – “Strategic but Selective” • Pursue higher margin, less cyclical, and more stable industrial equipment and service based businesses Strategic Growth • Repurchase shares opportunistically to distribute a portion of excess free cash flow to shareholders • At a minimum, repurchase shares to offset management compensation shares Share Repurchase Balanced Capital Allocation Strategy to Support Growth and Increase Shareholder Value Strategic Objectives Allocation Goals Progress $ 379M of Liquidity or 22% of Revenue Net Debt at 0.1x EBITDA; Repurchased $101M of Converts in 2015/16 Significant capacity for acquisitions from strong balance sheet Authorized in Q1 2017 to repurchase an additional $100M in shares over two years Reinstated $0.06 quarterly dividend in Q1 2017 Our Strong Financial Position Allows for Flexibility

19 T HANK Y OU , M R . K ELLY James D. Kelly Retired Vice President, Cummins Inc. Retired President, Engine Business Over 11 Years Serving on Wabash National’s Board of Directors New Markets. New Innovation. New Growth.

20 New Markets. New Innovation. New Growth.

ANNUAL SHAREHOLDERS MEETING Appendix

22 2005 2006 2011 2012 2013 2014 2015 2016 Q1 2017 TTM Net income 111.1$ 9.4$ 15.0$ 105.6$ 46.5$ 60.9$ 104.3$ 119.4$ 112.1$ Income tax (benefit) expense (37.0) 6.9 0.2 (57.1) 31.1 37.5 59.0 66.0 58.2 Interest expense 6.4 6.9 4.1 21.7 26.3 22.2 19.5 15.7 14.6 Depreciation and amortization 15.5 20.6 15.6 25.6 38.3 38.8 38.0 36.8 36.3 Stock-based compensation 1.5 4.0 3.4 5.2 7.5 7.8 10.0 12.0 12.5 Impairment of goodwill and other ingtangibles - 15.4 - - - - 1.1 1.7 1.7 Acquisition expenses - - 17.3 0.9 - - - - Other non-operating expense (income) (0.5) (0.3) 0.5 0.2 (0.7) 1.8 (2.5) 1.5 (0.3) Operating EBITDA 97.0$ 62.9$ 38.8$ 118.5$ 149.9$ 169.0$ 229.5$ 253.0$ 235.1$ % of sales 8.0% 4.8% 3.3% 8.1% 9.2% 9.1% 11.3% 13.7% 13.4% R ECONCILIATION OF N ON - GAAP M EASURES ($ in millions) Note: This table reconciles annual net income for the periods presented to the non - GAAP measure of Operating EBITDA. Differenc es may exist in the calculation of Operating EBITDA due to rounding.

RECONCILIATION OF NON-GAAP MEASURES

	Twelve Months Ended December 31,											
	2011		2012		2013		2014		2015		2016	
	$	Per Share	$	Per Share	$	Per Share	$	Per Share	$	Per Share	$	Per Share
Net Income	$ 15,042	$0.22	$105,631	$1.54	$ 46,529	$0.67	$ 60,930	$0.86	$ 104,289	$1.50	$ 119,433	$1.82
Adjustments:												
Income tax benefit, net	-	-	(58,991)	(0.86)	-	-	-	-	-	-	-	-
Impact of acquired profit in inventories and short term intangible amortization	-	-	3,800	0.06	-	-	-	-	-	-	-	-
Acquisition expenses	-	-	14,409	0.21	883	0.01	-	-	-	-	-	-
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	-	-	1,041	0.01	-	-	-	-
Branch Transactions[a]	-	-					608	0.01	(8,345)	(0.12)	(290)	-
Impairment of goodwill and other intangibles	-	-	-	-	-	-	-	-	1,087	0.02	1,663	0.03
Loss on debt extinguishment	668	0.01	-	-	1,889	0.03	1,042	0.02	5,807	0.08	1,895	0.03
Tax effect on aforementioned items	-	-	-	-	(1,111)	(0.01)	(660)	(0.01)	554	0.01	(1,163)	(0.02)
Adjusted earnings	$ 15,710	$0.23	$ 64,849	$0.95	$ 48,190	$0.70	$ 62,961	$0.89	$ 103,392	$1.49	$ 121,538	$1.85
Weighted Average # of Diluted Shares O/S	68,148		68,564		69,081		71,063		69,368		65,762	

a/ Branch transactions in 2016 relate to gains (losses) incurred for sale and closing of our branch locations in Phoenix, Denver and Miami. Branch transactions for 2014 and 2015 are comprised of the sale of assets for three West Coast branches and the real estate associated with these same branches.

Note: This table reconciles annual net income for the periods presented to the non-GAAP measure of adjusted earnings and adjusted earnings per share. Differences may exist in the calculation of adjusted earnings per share due to rounding.

WABASH NATIONAL

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POTENTIAL DILUTIVE IMPACT OF SENIOR CONVERTIBLE NOTES

Table below illustrates the potential dilutive shares that would be included in the calculation of the Company's reported earnings per share in a future period assuming various hypothetical quarterly average market prices for the Company's stock (NYSE: WNC). The table should only be considered for illustrative purposes and does not represent the Company's estimates for future stock performances.

(UNAUDITED)

Hypothetical Quarterly Average Share Price (NYSE: WNC) [1]		Potential Incremental Shares for Diluted EPS (in 000s shares) [2]
$	11.00	-
$	12.00	103
$	13.00	417
$	14.00	686
$	15.00	919
$	16.00	1,123
$	17.00	1,303
$	18.00	1,463
$	19.00	1,606
$	20.00	1,735
$	21.00	1,851
$	22.00	1,957
$	23.00	2,054
$	24.00	2,143
$	25.00	2,224
$	26.00	2,300
$	27.00	2,369
$	28.00	2,434
$	29.00	2,494
$	30.00	2,551

Background Information

- In April 2012, the Company issued Convertible Senior Notes due 2018 with a principal amount of $150 million principal and bear interest at a rate of 3.375% annually
- As of the end of the Q1 2017, there is approximately $49 million principal outstanding
- Initial conversion rate of 85.4372 shares of common stock per $1,000 in principal amount which is equal to a conversion price of approximately $11.70 per share
- The Senior Notes will have a dilutive effect on earnings per share to extent average quarterly share price exceeds the conversion price
- The Company's intent is to settle conversions in cash for both the principal portion and the excess of the conversion value over the principal portion.

Notes:

1. The share prices listed in this table are for illustrative purposes only. Dilution will continue beyond $30.00 per share.
2. This represents the number of shares to be used for calculating diluted earnings per share in accordance with generally accepted accounting principals.

WABASH NATIONAL

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